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                                                                    Exhibit 4(c)




                                ESCROW AGREEMENT

                          Dated as of February 24, 1997




                                 by and between




                             P.H. GLATFELTER COMPANY



                                       and


                        THE BANK OF NEW YORK, as Trustee




                          Relating to the $150,000,000
                                  5-7/8% Notes
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                                ESCROW AGREEMENT



                  AGREEMENT dated as of February 24, 1997 by and between P.H. GLATFELTER COMPANY (the "Company") and THE BANK OF NEW YORK
(the "Trustee").


                                R E C I T A L S :


                  A. Pursuant to a Trust Indenture dated as of January 15, 1993 between the Company and the Trustee, as successor Trustee (the "Indenture"), the Company has previously issued its 5-7/8% Notes due March 1, 1998 in the aggregate principal amount of $150,000,000 (the "Securities").

                  B. The Securities will become fully due and payable on March 1, 1998.

                  C. The Company has requested that it be released from its obligations under Sections 3.6, 3.7, 3.8, 3.9, and 3.10 of the Indenture with respect to the Securities, such release to be effected in accordance with
Section 10.1(B) of the Indenture.

                  D. Each of the terms, unless otherwise defined herein, shall have the meaning assigned to it in the Indenture.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

                  Section 1. Deposit with Trustee. The Trustee hereby acknowledges receipt from the Company of certain direct obligations of the United States of America, backed by its full faith and credit ("U.S. Government Obligations") described in Schedule A hereto and agrees to hold such U.S. Government Obligations in an escrow account (the "Account"). The U.S. Government Obligations described in Schedule A are hereby irrevocably deposited with the Trustee by the Company for the purposes set forth herein.

                  Section 2. Application of Moneys in the Account. The Trustee irrevocably agrees to apply the principal amount of and interest on the U.S. Government Obligations held in the Account
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as the same become due and such other moneys in the Account available therefor to pay the interest on the Securities as the same becomes due and to pay the principal of the Securities at the maturity thereof on March 1, 1998. Except as otherwise provided in Sections 3 and 6 of this Agreement, any portion of the realized principal of and interest on the U.S. Government Obligations or other moneys on deposit in the Account not needed at the time to make the aforesaid payments on the Securities shall remain on deposit in the Account, uninvested, except as provided in Section 3 hereof, in trust for the benefit of the holders of the Securities until applied as aforesaid.

                  Section 3. Reinvestment of Account and Substitution for U.S. Government Obligations.

                  (a) The Trustee shall, at the written direction of the Company, reinvest any portion of the realized principal of and interest on the U.S. Government Obligations or other moneys on deposit in the Account not needed at the time to make the payments required under Section 2 of this Agreement in such U.S. Government Obligations as the Company shall so direct; provided that the Company shall determine that all such investments shall mature, or be subject to redemption by the Trustee at not less than the principal amount thereof or the cost of acquisition (whichever is lower), not later than the date when such amounts will be needed for purposes of Section 2 hereof.

                  (b) At the written direction of the Company and upon compliance with the conditions hereinafter stated, the Trustee shall sell, transfer or otherwise dispose of or request the redemption of such portion of the U.S. Government Obligations held in the Account and shall substitute such U.S. Government Obligations therefor as the Company shall so direct, which substituted U.S. Government Obligations may or may not permit the redemption thereof at the option of the Company. The Trustee shall purchase such substituted U.S. Government Obligations with the proceeds derived from the sale, transfer, disposition or redemption of the U.S. Government Obligations held in the Account and any other moneys available therefor in the Account. The transactions may be effected only if the Company shall have first provided the Trustee with a certificate from an independent certified accountant that the aggregate principal amount of the U.S. Government Obligations to be substituted, together with the principal amount of any U.S. Government Obligations remaining, and the interest income to be earned thereon and other money available therefor in the Account, will be sufficient to permit the Trustee to make all payments required by Section 2 hereof and not theretofore paid.

                  (c) Except as provided in this Section 3, the Trustee shall have no power or duty to invest any moneys held in the Account or to sell, transfer or otherwise dispose of any U.S.

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Government Obligations except to a successor trustee under the Indenture.

                  Section 4. Payment of Fees and Expenses. The Company agrees to pay the Trustee's fees and expenses, including but not limited to those related to payment of the principal of, and interest on, the Securities and the fees and expenses of any other paying agent due or to become due with respect to its acting as Trustee and paying agent in connection with the Securities. The Trustee agrees that it shall have no claim or lien whatsoever on any of the moneys, U.S. Government Obligations on deposit in the Account for the payment of fees and expenses for services rendered or costs incurred by the Trustee under this Agreement or otherwise.

                  Section 5. Trustee's Acknowledgment of Covenant Defeasance and Release of Covenants in the Indenture with Respect to Securities. In reliance upon the computations in the report prepared by Bear Stearns & Co. Inc., the mathematical accuracy of which was verified by Deloitte & Touche LLP in their report dated February 24, 1997, the Company represents to the Trustee that the U.S. Government Obligations shall mature at such times and shall provide sufficient moneys, together with the cash deposit and any other moneys and securities then on deposit in the Account, to provide for the payment of the principal of and interest on the Securities in accordance with Section 2. The Trustee, in reliance upon the foregoing representation of the Company, hereby acknowledges that the principal of and interest on the U.S. Government Obligations, as received, together with other moneys being deposited in the Account, will provide sufficient moneys to pay the interest on the Securities as the same becomes due on March 1, 1998. Upon receipt by the Trustee of an Officer's Certificate and an Opinion of Counsel that the condition set forth in
Section 10.1(B)(b) of the Indenture has been satisfied, the covenants of the Company set forth in Sections 3.6, 3.7, 3.8, 3.9 and 3.10 of the Indenture shall be released.

                  Section 6. Termination. This Agreement shall terminate when all transfers, payments and other acts required to be made or taken by the Trustee under the provisions hereof shall have been made or taken.

                  Section 7. Severability. If any one or more of the covenants or agreements provided in this Agreement on the part of the Company or the Trustee to be performed should be determined by a court of competent jurisdiction to be contrary to law, such covenant or agreement shall be deemed and construed to be severable from the remaining covenants and agreements herein contained and shall in no way affect the validity of the remaining provisions of this Agreement.

                  Section 8. Successors and Assigns. All of the covenants, promises and agreements hereunder of the Company shall

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be binding upon, and inure to the benefit of, its respective successors and assigns. All of the covenants, promises and agreements hereunder of the Trustee shall be binding upon, and inure to the benefit of, any successor trustee under the Indenture.

                  Section 9. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

                  Section 10. Headings. Any headings preceding the text of the several Sections hereof shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                  Section 11. Counterparts. This Agreement may be executed in several counterparts, all or any of which shall be regarded for all purposes as one original and shall constitute and be but one and the same instrument.

                  Section 12. Trustee Not Liable for Investment Losses. The Trustee shall not be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof.

                  Section 13. Trustee May Rely on Signatures. The Trustee may act in reliance upon any signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt of advice or make any statement with respect to the provisions of this Agreement has been duly authorized to do so. The Trustee shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind, unless caused by its negligence or bad faith.

                  Section 14. Liability of Trustee. The Trustee shall not be liable for any loss or damage, including counsel fees and expenses, resulting from its actions or omissions to act hereunder, except for any loss or damage arising out of its own bad faith, negligence or willful misconduct. Without limiting the generality of the foregoing, the Trustee shall not be liable for any action taken or omitted in reliance on any notice, direction, consent, certificate, affidavit, statement, designation or other paper or document reasonably believed by it to be genuine and to have been duly and properly signed or presented to it by the Company.

                  Section 15. Indemnification. The Company shall indemnify and exonerate, save and hold harmless the Trustee from and against any and all claims, demands, expenses (including counsel fees and expenses) and liabilities of any and every nature which the Trustee may sustain or incur or which may be asserted against the Trustee as a result of any action taken or omitted by the Trustee hereunder without bad faith, negligence or willful misconduct. At any time, the Trustee may apply to the Company for written instructions with respect to any matter

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arising under this Agreement and shall be fully protected in acting in accordance with such instructions. In addition, the Trustee may, as reasonably necessary, consult counsel to the Company or its own counsel, at the expense of the Company, and shall be fully protected with respect to any action taken or omitted in good faith in accordance with such advice or opinion of counsel to the Company or its own counsel.

                  Section 16. Agents of Trustee. The Trustee may employ agents or attorneys-in-fact, and shall not be liable for any loss or damage arising out of, or in connection with, the actions or omissions to act of such agents or attorneys-in-fact provided the Trustee acted without bad faith, negligence, or willful misconduct in connection with the selection of such agents or attorneys-in-fact.

                  IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly authorized officers and their corporate seals to be hereto affixed and attested as of the date first above written.


                                           P.H. GLATFELTER COMPANY
[SEAL]


ATTEST:                                    By
                                               -----------------------------
                                           Name:
                                                 ---------------------------
                                           Title:
                                                  --------------------------
--------------------------
Assistant Secretary



                                           THE BANK OF NEW YORK


                                           By
                                               -----------------------------
                                           Name:
                                                 ---------------------------
                                           Title:
                                                  --------------------------

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                                                                      Schedule A



                           U.S. GOVERNMENT OBLIGATIONS


                          United States Treasury Notes


                                                     Principal
 Principal               Interest                    Maturity
  Amount                   Rate                        Date